UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ATTENTION STOCKHOLDER:
PLEASE VOTE! WE ENCOURAGE YOU TO CAST YOUR VOTE PROMPTLY

READ THE ENCLOSED MATERIALS Enclosed is the following information for the 2015 Annual Meeting of Stockholders of your Cole Capital-sponsored REIT.
• Notice of the Annual Meeting of Stockholders, Proxy Statement that describes the proposal to be voted upon and 2014 Annual Report.

• Proxy card for each account. Please be sure to vote all accounts.

If you have any questions about the proxy statement, please call your financial advisor, or our proxy solicitor, Boston Financial Data Services, toll-free at 1.888.409.4185.

PLEASE VOTE USING ONE OF THE FOUR WAYS LISTED BELOW
Over the Internet Open the web page: https://www.2voteproxy.com/colecapital and follow the online instructions to cast your vote. Your control number is located on the proxy card.	Via Your Smart Phone Scan the QR code and follow the online instructions to cast your vote. Your control number is located on the proxy card.

OR
Via Telephone For your convenience, you may cast your vote by touch-tone telephone. Please refer to the proxy card for instructions and your control number.	Complete the Proxy Card and Return by Mail
On the proxy card, cast your vote on the proposal, sign in black or blue ink, and date and return it in the postage-paid envelope provided. Please note, all parties must sign.

If you vote by phone or the Internet, please DO NOT mail back the proxy card.

If you have any questions or need assistance in completing your proxy card, please call our proxy solicitor,

Boston Financial Data Services, toll-free at 1.888.409.4185.

THANK YOU, YOUR VOTE IS VERY IMPORTANT! We appreciate your participation and support.

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